Exhibit 99.1

News Release

Baker Hughes Incorporated

2929 Allen Parkway
Houston, Texas 77019
Contact:	Phone: 713.439.8600
Gary R. Flaharty, +1.713.439.8039, gflaharty @ bakerhughes.com	Fax: 713.439.8280
H. Gene Shiels, +1.713.439.8822, gene.shiels @ bakerhughes.com	www.bakerhughes.com
Baker Hughes Announces Fourth Quarter and Annual Results
HOUSTON, Texas – January 26, 2010. Baker Hughes Incorporated (BHI – NYSE) today announced that net income for the fourth quarter 2009 was $84 million or $0.27 per diluted share compared to $432 million or $1.41 per diluted share for the fourth quarter 2008 and $55 million or $0.18 per diluted share for the third quarter 2009. Net income for the fourth quarter 2009 includes expenses of $74 million before tax ($0.16 per diluted share) associated with reorganization, severance and acquisition-related costs, and an increase to our allowance for doubtful accounts. Net income for the year 2009 was $421 million or $1.36 per diluted share, compared to $1.64 billion or $5.30 per diluted share for the year 2008. Net income for the year 2009 includes expenses of $250 million before tax ($0.55 per diluted share) associated with reorganization, severance and acquisition-related costs, and an increase to our allowance for doubtful accounts.
As previously reported, net income for the third quarter 2009 included expenses of $38 million before tax ($0.08 per diluted share) associated with reorganization, severance and acquisition costs, and an increase to our allowance for doubtful accounts.
Revenue for the fourth quarter 2009 was $2.43 billion, down 24% compared to $3.19 billion for the fourth quarter 2008 and up 9% compared to $2.23 billion for the third quarter 2009. Revenue for the year 2009 was $9.66 billion, down 19% compared to $11.86 billion for the year 2008.
Chad C. Deaton, Baker Hughes chairman, president and chief executive officer, said “The sequential improvement in our fourth quarter earnings was the result of increased revenue in every region, as well as the aggressive cost cutting measures we took throughout the year. Incremental margins were particularly strong in North America driven by increased horizontal drilling in the US Land geomarket and improved rig mix in the Gulf of Mexico geomarket. In the fourth quarter, international revenue benefitted from customer requests to accelerate delivery of some large product orders and improved geographic and customer mix.
“We expect international activity to improve in 2010 driven by the global economy’s increasing demand for oil and natural gas. However, margins will remain under pressure as the impact of price discounts negotiated in 2009 are reflected in 2010 results.. In North America the oil- directed rig count has improved substantially and the gas-directed rig count has begun a steady increase. We expect both trends to continue.

Baker Hughes Incorporated News Release	Page 2
Baker Hughes Announces Fourth Quarter and Annual Results
“The implementation of our geographic-centered organization structure announced last May continues to progress and we anticipate further improvements in our competitive position during 2010. Our plans for integrating BJ Services into Baker Hughes are on schedule and we expect to close the transaction by the end of the first quarter. We look forward to welcoming the BJ Services employees to Baker Hughes, and we remain excited about the growth potential of the combined companies.”
During the fourth quarter 2009, debt decreased $6 million to $1.80 billion and cash and cash equivalents increased $108 million to $1.59 billion as compared to the third quarter 2009. Capital expenditures were $292 million, depreciation and amortization expense was $179 million and dividend payments were $46 million in the fourth quarter 2009. For the year 2009, capital expenditures were $1.09 billion and depreciation and amortization expense was $711 million compared to $1.30 billion and $637 million in 2008, respectively.

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Baker Hughes Announces Fourth Quarter and Annual Results
Financial Information
Consolidated Statements of Operations

	Three Months Ended
UNAUDITED	December 31,		September 30,
(In millions, except per share amounts)	2009	2008	2009
Revenues:
Sales	$1,251	$1,569	$1,091
Services and rentals	1,177	1,617	1,141

Total revenues	2,428	3,186	2,232

Costs and Expenses:
Cost of sales	968	1,129	937
Cost of services and rentals	911	1,031	824
Research and engineering	98	114	88
Marketing, general and administrative	285	248	270
Acquisition-related costs	16	—	2

Total costs and expenses	2,278	2,522	2,121

Operating income	150	664	111
Equity in income of affiliates	—	1	—
Gain (loss) on investments	4	(25)	—
Interest expense	(33)	(36)	(29)
Interest and dividend income	1	5	1

Income before income taxes	122	609	83
Income taxes	(38)	(177)	(28)

Net income	$84	$432	$55

Basic earnings per share	$0.27	$1.41	$0.18

Diluted earnings per share	$0.27	$1.41	$0.18

Weighted average shares outstanding, basic	310	306	310
Weighted average shares outstanding, diluted	311	307	311

Depreciation and amortization expense	$179	$177	$177

Capital expenditures	$292	$463	$222

Baker Hughes Incorporated News Release	Page 4
Baker Hughes Announces Fourth Quarter and Annual Results
Financial Information
Consolidated Statements of Operations

	Twelve Months Ended
UNAUDITED	December 31,
(In millions, except per share amounts)	2009	2008
Revenues:
Sales	$4,809	$5,734
Services and rentals	4,855	6,130

Total revenues	9,664	11,864

Costs and Expenses:
Cost of sales	3,858	4,081
Cost of services and rentals	3,539	3,873
Research and engineering	397	426
Marketing, general and administrative	1,120	1,046
Acquisition-related costs	18	—
Litigation settlement	—	62

Total costs and expenses	8,932	9,488

Operating income	732	2,376
Equity in income of affiliates	—	2
Gain on sale of product line	—	28
Gain (loss) on investments	4	(25)
Interest expense	(131)	(89)
Interest and dividend income	6	27

Income before income taxes	611	2,319
Income taxes	(190)	(684)

Net income	$421	$1,635

Basic earnings per share	$1.36	$5.32

Diluted earnings per share	$1.36	$5.30

Weighted average shares outstanding, basic	310	307
Weighted average shares outstanding, diluted	311	309

Depreciation and amortization expense	$711	$637

Capital expenditures	$1,086	$1,303

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Baker Hughes Announces Fourth Quarter and Annual Results
Table 1: Calculation of EBIT and EBITDA (non-GAAP measures)1

	Three Months Ended
			September
UNAUDITED	December 31,		30,
(In millions)	2009	2008	2009
Income before income taxes	$122	$609	$83
Interest expense	33	36	29
Acquisition-related costs[2]	16	—	2
(Gain) loss on investments[3]	(4)	25	—

Earnings before interest expense and taxes (EBIT)	167	670	114
Depreciation and amortization expense	179	177	177

Earnings before interest expense, taxes, depreciation and amortization (EBITDA)	$346	$847	$291

	Twelve Months Ended
UNAUDITED	December 31,
(In millions)	2009	2008
Income before income taxes	$611	$2,319
Acquisition-related costs	18	—
(Gain) loss on investments[3]	(4)	25
Gain on sale of product line[4]	—	(28)
Litigation settlement[5]	—	62
Interest expense	131	89

Earnings before interest expense and taxes (EBIT)	756	2,467
Depreciation and amortization expense	711	637

Earnings before interest expense, taxes, depreciation and amortization (EBITDA)	$1,467	$3,104

[1]	EBIT and EBITDA (as defined in the calculations above) are non-GAAP measurements. Management uses EBIT and EBITDA because it believes that such measurements are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and that these measurements may be used by investors to make informed investment decisions.

[2]	Costs related to the pending acquisition of BJ Services.

[3]	Gain on investments of $4 million after-tax ($0.01 per diluted share) in the fourth quarter 2009 and a loss on investments of $25 million after-tax ($0.08 per diluted share) in the fourth quarter 2008, both relating to auction rate securities.

[4]	Gain of $28 million ($18 million after-tax or $0.06 per diluted share) on the sale of the Completion and Production segment’s Surface Safety Systems (“SSS”) product line.

[5]	Net charge of $62 million ($40 million after-tax or $0.13 per diluted share) relating to the settlement of litigation with ReedHycalog announced May 22, 2008.

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Baker Hughes Announces Fourth Quarter and Annual Results
Consolidated Balance Sheets

(UNAUDITED	December 31,	December 31,
In millions)	2009	2008
ASSETS
Current Assets:
Cash and cash equivalents	$1,595	$1,955
Accounts receivable, net	2,331	2,759
Inventories, net	1,836	2,021
Deferred income taxes	268	231
Other current assets	195	179

Total current assets	6,225	7,145

Property, plant and equipment, net	3,161	2,833
Goodwill	1,418	1,389
Intangible assets, net	195	198
Other assets	440	296

Total assets	$11,439	$11,861

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$821	$888
Short-term borrowings and current portion of long-term debt	15	558
Accrued employee compensation	448	530
Income taxes payable	95	272
Other accrued liabilities	234	263

Total current liabilities	1,613	2,511

Long-term debt	1,785	1,775
Deferred income taxes and other tax liabilities	309	384
Liabilities for pensions and other postretirement benefits	379	317
Other liabilities	69	67

Stockholders’ Equity:
Common stock	312	309
Capital in excess of par value	874	745
Retained earnings	6,512	6,276
Accumulated other comprehensive loss	(414)	(523)

Total stockholders’ equity	7,284	6,807

Total liabilities and stockholders’ equity	$11,439	$11,861

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Baker Hughes Announces Fourth Quarter and Annual Results
Table 2: Revenue, Profit Before Tax, and Profit Before Tax Operating Margin1

	Three Months Ended
(in millions)	12/31/2009	12/31/2008	9/30/2009

Segment Revenue
Drilling and Evaluation	$1,135	$1,572	$1,051
Completion and Production	1,293	1,614	1,181

Oilfield Operations	$2,428	$3,186	$2,232

Geographic Revenue
North America	$890	$1,411	$817
Latin America	304	341	265
Europe Africa Russia Caspian	740	844	666
Middle East Asia Pacific	494	590	484

Oilfield Operations	$2,428	$3,186	$2,232

Segment Profit Before Tax[1]
Drilling and Evaluation	$56	$335	$41
Completion and Production	186	374	146

Oilfield Operations	$242	$709	$187

Geographic Profit Before Tax[1]
North America	$78	$330	$39
Latin America	7	73	10
Europe Africa Russia Caspian	107	172	87
Middle East Asia Pacific	50	134	51

Oilfield Operations	242	709	187

Corporate and Other Profit Before Tax[1]
Acquisition-related costs[2]	(16)	—	(2)
Gain (loss) on investments[3]	4	(25)	—
Interest expense	(33)	(36)	(29)
Interest and dividend income	1	5	1
Corporate and other	(76)	(44)	(74)

Corporate, net interest and other	(120)	(100)	(104)

Total Profit Before Tax	$122	$609	$83

Profit Before Tax Operating Margin[1]
Drilling and Evaluation	5%	21%	4%
Completion and Production	14%	23%	12%

Oilfield Operations	10%	22%	8%

Profit Before Tax Operating Margin[1]
North America	9%	23%	5%
Latin America	2%	21%	4%
Europe Africa Russia Caspian	14%	20%	13%
Middle East Asia Pacific	10%	23%	11%

Oilfield Operations	10%	22%	8%

[1]	Profit before tax operating margin is a non-GAAP measure defined as profit before tax (“income before income taxes”) divided by revenue. Management uses the profit before tax operating margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance and that this measurement may be used by investors to make informed investment decisions.

[2]	Costs related to the pending acquisition of BJ Services.

[3]	Gain on investments of $4 million after-tax ($0.01 per diluted share) in the fourth quarter 2009 and a loss on investments of $25 million after-tax ($0.08 per diluted share) in the fourth quarter 2008, both relating to auction rate securities.

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Baker Hughes Announces Fourth Quarter and Annual Results
Table 3: Revenue, Profit Before Tax, and Profit Before Tax Operating Margin1

	Twelve Months Ended
(in millions)	12/31/2009	12/31/2008

Segment Revenue
Drilling and Evaluation	$4,605	$6,049
Completion and Production	5,059	5,815

Oilfield Operations	9,664	11,864

Geographic Revenue
North America	3,584	5,178
Latin America	1,134	1,127
Europe Africa Russia Caspian	2,925	3,386
Middle East Asia Pacific	2,021	2,173

Oilfield Operations	9,664	11,864

Total revenues	$9,664	$11,864

Segment Profit Before Tax[1]
Drilling and Evaluation	$320	$1,398
Completion and Production	728	1,282

Oilfield Operations	1,048	2,680

Geographic Profit Before Tax[1]
North America	250	1,289
Latin America	77	213
Europe Africa Russia Caspian	475	735
Middle East Asia Pacific	246	443

Oilfield Operations	1,048	2,680

Corporate and Other Profit Before Tax[1]
Acquisition-related costs[2]	(18)	—
Gain on sale of product line[3]	—	28
Litigation settlement[4]	—	(62)
Gain (loss) on investments[5]	4	(25)
Interest expense	(131)	(89)
Interest and dividend income	6	27
Corporate and other	(298)	(240)

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Baker Hughes Announces Fourth Quarter and Annual Results

	Twelve Months Ended
(in millions)	12/31/2009	12/31/2008

Corporate, net interest and other	(437)	(361)

Total Profit Before Tax	$611	$2,319

Profit Before Tax Operating Margin[1]
Drilling and Evaluation	7%	23%
Completion and Production	14%	22%

Oilfield Operations	11%	23%

Profit Before Tax Operating Margin[1]
North America	7%	25%
Latin America	7%	19%
Europe Africa Russia Caspian	16%	22%
Middle East Asia Pacific	12%	20%

Oilfield Operations	11%	23%

[1]	Profit before tax operating margin is a non-GAAP measure defined as profit before tax (“income before income taxes”) divided by revenue. Management uses the profit before tax operating margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance and that this measurement may be used by investors to make informed investment decisions.

[2]	Costs related to the pending acquisition of BJ Services.

[3]	Gain of $28 million ($18 million after-tax or $0.06 per diluted share) on the sale of the Completion and Production segment’s Surface Safety Systems (“SSS”) product line.

[4]	Net charge of $62 million ($40 million after-tax or $0.13 per diluted share) relating to the settlement of litigation with ReedHycalog announced May 22, 2008.

[5]	Gain on investments of $4 million after-tax ($0.01 per diluted share) in the fourth quarter 2009 and a loss on investments of $25 million after-tax ($0.08 per diluted share) in the fourth quarter 2008, both relating to auction rate securities.
Table 4: Expenses for Reorganization, Severance and Acquisition Costs, and Increases to Allowance for Doubtful Accounts Included in the Following1
This table reconciles “Revenue, Profit Before Tax, and Profit Before Tax Operating Margin” (tables 2 and 3) with “Revenue, Profit Before Tax, and Profit Before Tax Operating Margin Excluding Reorganization, Severance and Acquisition Costs, and Increases to Allowance for Doubtful Accounts” (Tables 5 and 6).

	Three Months Ended
(In millions)	12/31/2009	12/31/2008	9/30/2009

Segment Expense
Drilling and Evaluation	$33	$12	$12
Completion and Production	15	4	17

Oilfield Operations	$48	$16	$29

Geographic Expense
North America	$9	$3	$15
Latin America	19	—	3
Europe Africa Russia Caspian	13	14	3
Middle East Asia Pacific	7	(1)	8

Oilfield Operations	$48	$16	$29

Corporate Expense
Corporate and other	26	—	9

Total	$74	$16	$38

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Baker Hughes Announces Fourth Quarter and Annual Results

	Twelve Months Ended
(In millions)	12/31/2009	12/31/2008

Segment Expense
Drilling and Evaluation	$120	$16
Completion and Production	91	5

Oilfield Operations	$211	$21

Geographic Expense
North America	$77	$2
Latin America	63	—
Europe Africa Russia Caspian	44	17
Middle East Asia Pacific	27	2

Oilfield Operations	$211	$21

Corporate Expense
Corporate and other	39	—

Total	$250	$21

[1]	Charges associated with reorganization and severance costs were approximately $36 million in the fourth quarter 2009; $31 million in the third quarter 2009; and $138 million in the year 2009. Charges associated with allowances for doubtful accounts were approximately $22 million in the fourth quarter 2009; $5 million in the third quarter 2009; and $94 million in the year 2009. Acquisition-related costs were approximately $16 million in the fourth quarter 2009; $2 million in the third quarter 2009; and $18 million in the year 2009. Amounts related to 2008 are charges associated with allowances for doubtful accounts.

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Baker Hughes Announces Fourth Quarter and Annual Results
Table 5: Revenue, Profit Before Tax, and Profit Before Tax Operating Margin Excluding Reorganization, Severance and Acquisition Costs, and Increases to Allowance for Doubtful Accounts1
The following table contains non-GAAP measures of segment profit before tax, geographic profit before tax, corporate and other profit before tax, and operating margins excluding expenses for, reorganization, severance and acquisition costs, and increases to allowance for doubtful accounts (see Table 4). Management uses this measure to isolate the results of certain operations and believes that this information may be useful to investors.

	Three Months Ended
	12/31/2009	12/31/2008	9/30/2009

Segment Revenue
Drilling and Evaluation	$1,135	$1,572	$1,051
Completion and Production	1,293	1,614	1,181

Oilfield Operations	$2,428	$3,186	$2,232

Geographic Revenue
North America	$890	$1,411	$817
Latin America	304	341	265
Europe Africa Russia Caspian	740	844	666
Middle East Asia Pacific	494	590	484

Oilfield Operations	$2,428	$3,186	$2,232

Segment Profit Before Tax
Drilling and Evaluation	$89	$347	$53
Completion and Production	201	378	163

Oilfield Operations	$290	$725	$216

Geographic Profit Before Tax
North America	$87	$333	$54
Latin America	26	73	13
Europe Africa Russia Caspian	120	186	90
Middle East Asia Pacific	57	133	59

Oilfield Operations	290	725	216

Corporate and Other Profit Before Tax
Acquisition-related costs	—	—	—
Gain (loss) on investments	4	(25)	—
Interest expense	(33)	(36)	(29)
Interest and dividend income	1	5	1
Corporate and other	(66)	(44)	(67)

Corporate, net interest and other	(94)	(100)	(95)

Total Profit Before Tax	$196	$625	$121

Profit Before Tax Operating Margin[1]
Drilling and Evaluation	8%	22%	5%
Completion and Production	16%	23%	14%

Oilfield Operations	12%	23%	10%

Profit Before Tax Operating Margin[1]
North America	10%	24%	7%
Latin America	9%	21%	5%
Europe Africa Russia Caspian	16%	22%	14%
Middle East Asia Pacific	12%	23%	12%

Oilfield Operations	12%	23%	10%

[1]	Profit before tax operating margin is a non-GAAP measure defined as profit before tax (“income before income taxes”) divided by revenue. Management uses the profit before tax operating margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance and that this measurement may be used by investors to make informed investment decisions.

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Baker Hughes Announces Fourth Quarter and Annual Results
Table 6: Revenue, Profit Before Tax, and Profit Before Tax Operating Margin Excluding Reorganization, Severance and Acquisition Costs, and Increases to Allowance for Doubtful Accounts1
The following table contains non-GAAP measures of segment profit before tax, geographic profit before tax, corporate and other profit before tax, and operating margins excluding expenses for, reorganization, severance and acquisition costs, and increases to allowance for doubtful accounts (see Table 4). Management uses this measure to isolate the results of certain operations and believes that this information may be useful to investors.

	Twelve Months Ended
	12/31/2009	12/31/2008

Segment Revenue
Drilling and Evaluation	$4,605	$6,049
Completion and Production	5,059	5,815

Oilfield Operations	$9,664	$11,864

Geographic Revenue
North America	$3,584	$5,178
Latin America	1,134	1,127
Europe Africa Russia Caspian	2,925	3,386
Middle East Asia Pacific	2,021	2,173

Oilfield Operations	$9,664	$11,864

Segment Profit Before Tax
Drilling and Evaluation	$440	$1,414
Completion and Production	819	1,287

Oilfield Operations	$1,259	$2,701

Geographic Profit Before Tax
North America	$327	$1,291
Latin America	140	213
Europe Africa Russia Caspian	519	752
Middle East Asia Pacific	273	445

Oilfield Operations	1,259	2,701

Corporate and Other Profit Before Tax
Acquisition-related costs	—	—
Gain on sale of product line	—	28
Litigation settlement	—	(62)
Gain (loss) on investments	4	(25)
Interest expense	(131)	(89)
Interest and dividend income	6	27
Corporate and other	(277)	(240)

Corporate, net interest and other	(398)	(361)

Total Profit Before Tax	$861	$2,340

Profit Before Tax Operating Margin[1]
Drilling and Evaluation	10%	23%
Completion and Production	16%	22%

Oilfield Operations	13%	23%

Profit Before Tax Operating Margin[1]
North America	9%	25%
Latin America	12%	19%
Europe Africa Russia Caspian	18%	22%
Middle East Asia Pacific	14%	20%

Oilfield Operations	13%	23%

[1]	Profit before tax operating margin is a non-GAAP measure defined as profit before tax (“income before income taxes”) divided by revenue. Management uses the profit before tax operating margin because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance and that this measurement may be used by investors to make informed investment decisions.

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Baker Hughes Announces Fourth Quarter and Annual Results
Table 7: Comparison of Revenue to Prior Periods

	Percent Increase (Decrease) for the
	Three Months Ended 12/31/09		Twelve Months Ended
	Compared to the		12/31/09 Compared to the
	Three Months Ended	Three Months Ended	Twelve Months Ended
	12/31/08	9/30/09	12/31/08

Segment
Drilling and Evaluation	(28%)	8%	(24%)
Completion and Production	(20%)	10%	(13%)

Oilfield Operations	(24%)	9%	(19%)

Geographic
North America	(37%)	9%	(31%)
Latin America	(11%)	15%	1%
Europe Africa Russia Caspian	(12%)	11%	(14%)
Middle East Asia Pacific	(16%)	2%	(7%)

Oilfield Operations	(24%)	9%	(19%)

Operational Highlights
All comments in this section refer to information in tables 5 and 6 (Revenue, Profit Before Tax, and Profit Before Tax Operating Margin Excluding Reorganization, Severance and Acquisition Costs, and Increases to Allowance for Doubtful Accounts), and table 7 (Comparison of Revenue to Prior Periods).
North America
The decline in revenue and profit compared to the fourth quarter 2008 reflects the significant decrease in drilling in all North America geomarkets in 2009.
The 9% sequential increase in North America revenue was driven by an increase in oil-directed drilling in the Permian and Williston basins, an increase in horizontal gas directed drilling in US Land and Canada unconventional shale plays, and an increase in offshore drilling in the Gulf of Mexico geomarket.
Sequential incremental margins in excess of 45% in the North America region reflect the impact of increased activity and aggressive cost cutting earlier in 2009.
For the year 2009 compared to the year 2008, revenue decreased 31% and operating profit before tax decreased 75%. The pre-tax operating margin for 2009 was 9% compared to 25% in 2008.
Latin America
The decline in Latin America revenue compared to the fourth quarter 2008 was driven by significant decreases in activity in the Venezuela and Southern Cone (Argentina, Bolivia, Chile) geomarkets offset partially by modest increases in revenue in the Brazil and Mexico/Central America geomarkets. The decline in profit compared to fourth quarter 2008 reflected lower pricing in all geomarkets. Profit increased in the Brazil geomarket compared to the fourth

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Baker Hughes Announces Fourth Quarter and Annual Results
quarter 2008 as incremental activity and equipment utilization offset lower pricing and start-up costs on new contracts.
Sequential improvement in the Latin America revenue was driven primarily by the seasonal increase in artificial lift sales in the Andean (Peru, Ecuador, and Colombia), Venezuela and Brazil geomarkets, offset partially by reduced activity in Mexico.
Sequential increases in operating profit were driven by the Andean, Brazil and Southern Cone geomarkets offset by declines in operating profit in the Mexico/Central America and Venezuela geomarkets. Profits were negatively impacted by reduced spending in Mexico on the Alma Marine integrated operations project and reduced demand from the ATG drilling programs.
For the year 2009 compared to the year 2008, revenue increased 1% and operating profit before tax decreased 34%. The pre-tax operating margin for 2009 was 12% compared to 19% in 2008.
Europe Africa Russia Caspian
The revenue decline in fourth quarter 2009 compared to fourth quarter 2008 was driven primarily by declines in revenue from the Russia, UK and Angola geomarkets offset partially by higher revenue in the Norway, Nigeria and Sub-Sahara geomarkets.
The 11% sequential increase in revenue was led by the Norway, Nigeria, Sub-Sahara and Libya geomarkets.
Profit margin increased compared to the third quarter 2009 and was supported by higher activity and cost management offset by incremental price erosion.
For the year 2009 compared to the year 2008, revenue decreased 14% and operating profit before tax decreased 31%. The pre-tax operating margin for 2009 was 18% compared to 22% in 2008.
Middle East Asia Pacific
Revenue increases in the Southeast Asia and North Asia geomarkets compared to the fourth quarter 2008 were more than offset by lower revenue driven by decreased activity and price deterioration throughout the region. The decline in profit compared to the fourth quarter 2008 was driven by lower utilization levels and price erosion offset partially by cost management programs.
The sequential revenue increase was driven by the North Asia, Southeast Asia, Egypt and Indonesia geomarkets offsetting lower revenues from the Saudi Arabia/Bahrain and India/Southwest Asia geomarkets.
For the year 2009 compared to the year 2008, revenue decreased 7% and operating profit before tax decreased 39%. The pre-tax operating margin for 2009 was 14% compared to 20% for 2008.

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Baker Hughes Announces Fourth Quarter and Annual Results
Conference Call
The company has scheduled a conference call to discuss the results of today’s earnings announcement. The call will begin at 10:00 a.m. Eastern time, 9:00 a.m. Central time, on Tuesday, January 26, 2010. To access the call, which is open to the public, please contact the conference call operator at (800) 374-2469, or (706) 634-7270 for international callers, 20 minutes prior to the scheduled start time, and ask for the “Baker Hughes Conference Call.” A replay will be available through Tuesday, February 9, 2010. The number for the replay is (800) 642-1687, or (706) 645-9291 for international callers, and the access code is 48158116. The call and replay will also be web cast on www.bakerhughes.com/investor.
Forward-Looking Statements
This news release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward—looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “may,” ”probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward—looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in the company’s Annual Report on Form 10-K for the year ended December 31, 2008; and those set forth from time to time in our other filings with the Securities and Exchange Commission (“SEC”). The documents are available through the company’s website at http://www.bakerhughes.com/investor or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. We undertake no obligation to publicly update or revise any forward—looking statement.
Our expectations regarding our business outlook and business plans; the business plans of our customers; oil and natural gas market conditions; cost and availability of resources; economic, legal and regulatory conditions and other matters are only our forecasts regarding these matters.
These forecasts may be substantially different from actual results, which are affected by many risks including the following risk factors and the timing of any of those risk factors:
Baker Hughes — BJ Services pending merger — the ability to obtain regulatory approvals for the transaction and the approval of the merger agreement by the stockholders of both parties; the risk that the cost savings and any other synergies from the transaction may not be realized or take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the ability to successfully integrate the businesses; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; deterioration of market conditions; the outcome of pending litigation; future regulatory or legislative actions that could adversely affect the companies and the business plans of the customers of the respective parties.

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Economic conditions — the impact of worldwide economic conditions; the effect that declines in credit availability may have on worldwide economic growth and demand for hydrocarbons; the ability of our customers to finance their exploration and development plans; foreign currency exchange fluctuations and changes in the capital markets in locations where we operate; the condition of financial institutions and the debt, capital and equity markets in general, any impact on our ability to borrow to fund short-term cash requirements and retire long-term debt upon maturity as well as any impact on our customers’ spending and ability to pay amounts owed to us; our ability to estimate the size of and changes in the worldwide oil and natural gas industry.
Oil and gas market conditions — the level of petroleum industry exploration, development and production expenditures; the price of, volatility in pricing of, and the demand for, crude oil and natural gas; drilling activity; excess productive capacity; crude and product inventories; LNG imports; seasonal and other adverse weather conditions that affect the demand for energy; severe weather conditions, such as hurricanes, that affect exploration and production activities; Organization of Petroleum Exporting Countries (“OPEC”) policy and the adherence by OPEC nations to their OPEC production quotas.
Terrorism and geopolitical risks — war, military action, terrorist activities or extended period of international conflict, particularly involving any major petroleum—producing or consuming regions; labor disruptions, civil unrest or security conditions where we operate; expropriation of assets by governmental action.
Price, market share, contract terms, and customer payments — our ability to obtain market prices for our products and services; the effect of the level and sources of our profitability on our tax rate; the ability of our competitors to capture market share; our ability to retain or increase our market share; changes in our strategic direction; the integration of newly-acquired businesses; the effect of industry capacity relative to demand for the markets in which we participate; our ability to negotiate acceptable terms and conditions with our customers, especially national oil companies, successfully execute these contracts, and receive payment in accordance with the terms of our contracts with our customers; our ability to manage warranty claims and improve performance and quality; our ability to effectively manage our commercial agents.
Costs and availability of resources — our ability to manage the costs and availability of sufficient raw materials and components (especially steel alloys, chromium, copper, carbide, lead, nickel, titanium, beryllium, barite, synthetic and natural diamonds, chemicals, and electronic components); our ability to manage energy-related costs; our ability to manage compliance-related costs; our ability to recruit, train and retain the skilled and diverse workforce necessary to meet our business needs and manage the associated costs; manufacturing capacity and subcontracting capacity at forecasted costs to meet our revenue goals; the availability of essential electronic components used in our products; the effect of competition, particularly our ability to introduce new technology on a forecasted schedule and at forecasted costs; potential impairment of long-lived assets; the accuracy of our estimates regarding our capital spending requirements; unanticipated changes in the levels of our capital expenditures; the need to replace any unanticipated losses in capital assets; the development of technology by us or our competitors that lowers overall finding and development costs; labor-related actions, including strikes, slowdowns and facility occupations.

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Baker Hughes Announces Fourth Quarter and Annual Results
Litigation and changes in laws or regulatory conditions — the potential for unexpected litigation or proceedings; the legislative, regulatory and business environment in the US and other countries in which we operate; costs and changes in processes and operations related to or resulting from the activities of the compliance monitor appointed to assess our Foreign Corrupt Practices Act policies and procedures in connection with previously reported settlements with the SEC and Department of Justice (“DOJ”) as well as compliance with the terms of the settlements as well as any future agreements with the SEC, DOJ or other authority; outcome of government and legal proceedings as well as costs arising from compliance and ongoing or additional investigations in any of the countries where the company does business; new laws, regulations and policies that could have a significant impact on the future operations and conduct of all businesses; changes in export control laws or exchange control laws; restrictions on doing business in countries subject to sanctions; customs clearance procedures; changes in laws in countries identified by management for immediate focus; changes in accounting standards; changes in tax laws or tax rates in the jurisdictions in which we operate; resolution of tax assessments or audits by various tax authorities; and the ability to fully utilize our tax loss carry forwards and tax credits.
Environmental matters — unexpected, adverse outcomes or material increases in liability with respect to environmental remediation sites where we have been named as a potentially responsible party; the discovery of new environmental remediation sites; changes in environmental regulations; the discharge of hazardous materials or hydrocarbons into the environment.
Additional Information and Where to Find It
Baker Hughes has filed with the SEC an amended Registration Statement on Form S-4, which includes a preliminary joint proxy statement of Baker Hughes and BJ Services that also constitutes a preliminary prospectus of Baker Hughes regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF BAKER HUGHES AND BJ SERVICES ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT FILED WITH THE SEC AND THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER MATERIALS FILED OR TO BE FILED WITH THE SEC REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION REGARDING BAKER HUGHES, BJ SERVICES AND THE PROPOSED TRANSACTION. A definitive joint proxy statement/prospectus will be sent to security holders of Baker Hughes and BJ Services seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other documents filed by Baker Hughes and BJ Services with the SEC at the SEC’s web site at www.sec.gov.
The joint proxy statement/prospectus and such other documents (relating to Baker Hughes) may also be obtained from Baker Hughes for free from Baker Hughes’ web site at www.bakerhughes.com/investor or by directing a request to: Baker Hughes Incorporated, 2929 Allen Parkway, Suite 2100, Houston, TX 77019, Attention: Corporate Secretary, or by phone at
(713) 439-8600.
The joint proxy statement/prospectus and such other documents (relating to BJ Services) may also be obtained from BJ Services for free from BJ Services’ web site at www.bjservices.com or by directing a

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request to: BJ Services Company, P.O. Box 4442, Houston, Texas 77210-4442, Attention: Investor Relations, or by phone at (713) 462-4239.
Participants in the Solicitation
Baker Hughes, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from Baker Hughes’ stockholders in connection with the proposed transaction. Information regarding such persons and a description of their interests in the proposed transaction are contained in the preliminary joint proxy statement/prospectus filed.
BJ Services, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from BJ Services’ stockholders in connection with the proposed transaction. Information regarding such persons and a description of their interests in the proposed transaction are contained in the preliminary joint proxy statement/prospectus filed.
Baker Hughes provides reservoir consulting, drilling, formation evaluation, completion and production products and services to the worldwide oil and gas industry.
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